Exhibit 10.2

EXECUTION VERSION

FIRST AMENDMENT TO

AMENDED AND RESTATED MASTER LEASE AGREEMENT

This FIRST AMENDMENT (this “Amendment”), dated as of May 15, 2013, to the Amended and Restated Master Lease Agreement, dated as of July 25, 2012 (as heretofore amended, supplemented or otherwise modified, the “Agreement”), among DB ENERGY TRADING LLC (“Lessor”), a Delaware limited liability company, AGY HOLDING CORP. (“Lessee”), a Delaware corporation, AGY AIKEN LLC (“AGY Aiken”), a Delaware limited liability company and AGY HUNTINGDON LLC (“AGY Huntingdon”), a Delaware limited liability company.

W I T N E S S E T H :

WHEREAS, Lessor, Lessee and the Guarantors are parties to the Agreement;

WHEREAS, the Lease Commitment Period under and as defined in the Agreement is scheduled to terminate on the Master Lease Termination Date;

WHEREAS, Lessee and the Guarantors and certain of their affiliates have been negotiating and continue to negotiate the Restructuring Transactions (as defined in the Restructuring and Support Agreement (as defined below)).

WHEREAS, Lessee and the Guarantors have requested that Lessor extend the Master Lease Termination Date during the pendency of the negotiations of the Restructuring Transactions, as Lessee and its Subsidiaries continue to derive substantial direct and indirect benefits therefrom,

WHEREAS, the parties hereto have agreed to amend the Agreement on the terms set forth in this Amendment.

THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree that on the First Amendment Effective Date (as defined below), the Agreement shall be amended as follows:

SECTION 1. DEFINITIONS. Unless otherwise defined herein, capitalized terms are used herein as defined in the Agreement as amended hereby. The rules of construction set forth in the Agreement shall apply to this Amendment.

SECTION 2. AMENDMENTS.

2.1 Amendment to Schedule I (Definitions).

(a) The Agreement is hereby amended by deleting “May 31, 2013” from the definition of “Outside Date” and substituting in lieu thereof “the earlier of (w) July 15, 2013, (x) the date on which the Restructuring and Support Agreement (as in effect on May 15, 2013) is terminated whether as a result of the passage of time or by any of the parties thereto, (y) the date of (1) any acceleration of any obligations or termination of any commitments under either of the Financing Agreements or (2) the exercise of any remedies with respect to Collateral (as defined in the applicable Financing Agreement) upon an event of default under either of the Financing Agreements, and (z) the date upon which all of the Restructuring Transactions (as defined in the Restructuring and Support Agreement) become effective.”.

(b) The Agreement is hereby amended by inserting the following defined term in its appropriate alphabetical order:

“Restructuring and Support Agreement” means that certain Restructuring and Support Agreement, dated as of May 15, 2013, between KAGY Holding Company, Inc., AGY Holding Corp., Kohlberg Partners V, L.P., Kohlberg Investors V, L.P., Kohlberg TE Investors V, L.P., Kohlberg Offshore Investors V, L.P. and certain holders of the 11% Senior Second Lien Notes due 2014 of AGY Holding Corp.”.

SECTION 3. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment (the date of such effectiveness, the “First Amendment Effective Date”) is subject to the satisfaction or waiver by Lessor of each of the following conditions precedent:

(a) Certain Documents. Lessor shall have received each of the following, each dated as of the First Amendment Effective Date unless otherwise indicated or agreed to by Lessor, in each case in form and substance reasonably satisfactory to Lessor,

(i)	this Amendment, duly executed and delivered by Lessee and the Guarantors;

(ii)	a true and correct copy of the executed Restructuring and Support Agreement, which shall be in full force and effect, and any exhibits, schedules or supplements thereto or any other documents or agreements related thereto;

(iii)	a true and correct copy of a forbearance agreement (with all any exhibits, schedules or supplements thereto or any other documents or agreements related thereto) executed and delivered by UBS AG, Stamford Branch, as administrative and collateral agent for the lenders under the Credit Agreement, which forbearance agreement shall be in full force and effect and contain the agreement of UBS AG, Stamford Branch, on behalf of itself and the other “Secured Parties” under and as defined in the Credit Agreement, to not exercise remedies under the Credit Agreement on terms substantially identical to those set forth in Paragraph 4 of the Restructuring and Support Agreement;

(iv)	an engagement letter and fee letter with Lessor, duly executed and delivered by Lessee, each in respect of a long-term amendment to or restatement of the Agreement; and

(v)	an amendment and restatement of the Acknowledgement Agreement, duly executed and delivered to Lessor by each of the parties thereto;

(vi)	an acknowledgement agreement, duly executed and delivered to Lessor by U.S. Bank National Association, as trustee under the Indenture, Lessee and the Guarantors, containing agreements and acknowledgements substantially identical to those set forth in the Acknowledgement Agreement;

(vii)	an amended Waiver Letter, duly executed and delivered to Lessor by each of the parties thereto;

(viii)	a compliance certificate, which satisfies the requirements of 10.1(i) of the Agreement for the period ending March 31, 2013;

(ix)	a certificate from a Responsible Officer of Lessee certifying on behalf of Lessee that, to such Responsible Officer’s knowledge after due inquiry, the representations and warranties set forth in Section 5 of this Amendment are true and correct to the extent so required by Section 5.

(b) Fees and Expenses Paid. There shall have been paid to Lessor all fees and expenses (including fees and expenses of Simpson Thacher & Bartlett LLP) due and payable on or before the First Amendment Effective Date.

(c) No Legal Impediments. Neither entry into this Amendment nor the leasing of the Metals on the terms and conditions of the Agreement (as amended hereby) or of the Leases (x) violate any Requirement of Law or (y) are enjoined, temporarily, preliminarily or permanently by any Governmental Authority.

SECTION 4. STANDSTILL.

4.1 Standstill Period. Subject to the terms of this Agreement, Lessor agrees not to (a) declare an Early Termination under the Agreement as a result of the occurrence and continuance of a Default under clause 8.1(j)(w) of the Agreement (the “Specified Default”) or (b) exercise any rights or remedies under clause 8.3 of the Agreement solely as a result of the occurrence and continuance of the Specified Default, in each case during the period from and including the First Amendment Effective Date until the earlier to occur of the following (the earlier of such date, the “Standstill Period Termination Date”): (i) the Outside Date (as amended by this Amendment), or (ii) the date on which any of the following shall occur: (A) the occurrence of a Default that is not the Specified Default or (B) an amendment or any restructuring of any of the Financing Agreements (as in effect on the First Amendment Effective Date) that is not reasonably satisfactory to Lessor. For the purposes of this

Amendment, the “Standstill Period” shall mean the period from and including the First Amendment Effective Date to, but not including, the Standstill Period Termination Date. Lessor hereby acknowledges and agrees that during the Standstill Period, the occurrence and continuance of the Specified Default alone does not give rise to a “Material Adverse Event” under the Agreement.

4.2 No Waiver; Limitation on Standstill. Lessee and each Guarantor acknowledge and agree that, notwithstanding Section 4.1 of this Amendment (a) this Amendment shall not constitute a waiver of the occurrence or the continuance of any Default, including the Specified Default, whether now or hereafter existing, (b) nothing contained in this Amendment shall be construed to limit or affect the right of Lessor to bring or maintain during the Standstill Period any action to enforce or interpret any term or provision of the Agreement, or to file or record instruments of public record (or take other action) to perfect or further protect the liens and security interests granted by Lessee to Lessor, (c) such agreement shall not constitute a waiver or standstill with respect to any other right or remedy of Lessor whether under the Operative Documents or applicable law and (d) any requirement to provide any notice, demand or request for performance under the Guarantee shall be tolled during the Standstill Period.

4.3 Enforcement Actions After Standstill Period. Notwithstanding anything herein or in the Agreement to the contrary, Lessee and each Guarantor acknowledge and agree that on the Standstill Period Termination Date the agreement of Lessor to refrain from (x) declaring an Early Termination under the Agreement in respect of the Specified Default and (y) exercising any rights or remedies under clause 8.3 of the Agreement solely as a result of the occurrence and continuance of the Specified Default, shall automatically cease and be of no further force or effect, and Lessor shall be entitled to immediately exercise remedies under the Agreement, the other Operative Documents and applicable law, all without further notice or demand, in respect of the Specified Default or other Default then existing.

4.4 Specified Actions During Standstill Period. During the Standstill Period, Lessee may take one or more Specified Actions (as defined below) so long as all requirements, terms and conditions set forth in the Agreement are satisfied or complied with in respect of such applicable Specified Action, excluding any requirement, term or condition that cannot be satisfied, or representation or warranty that cannot be made (or deemed made) solely as a result of the Specified Default. For the purposes of this Section 4.4, Lessee’s taking any of the following actions under the Agreement shall constitute a “Specified Action”: (a) entry into a Lease, (b) renewal of an existing Lease, (c) a Change Out, (d) a Fabrication or (e) a Refabrication.

SECTION 5. REPRESENTATIONS AND WARRANTIES. In order to induce Lessor to enter into this Amendment, Lessee and each Guarantor jointly and severally represent and warrant to Lessor that:

(a) it has all requisite power and authority to enter into this Amendment,

(b) the execution and delivery of this Amendment and the performance of its obligations under this Amendment have been duly authorized by all necessary corporate action on the part of such Party,

(c) Lessee has delivered to Lessor any and all documents or agreements executed by Lessee or any of its Subsidiaries on or prior to the First Amendment Effective Date in connection with or relating to the Restructuring Transactions;

(d) no vote or consent of, or notice to, the holders of indebtedness under any of the Financing Agreements is required, or, if required, such vote or consent has been obtained or given, to authorize the Lessee’s execution and performance of this Amendment,

(e) Schedule 6 to the Agreement as of the Restatement Date continues to be true and correct as of the First Amendment Effective Date,

(f) no Default exists as of the First Amendment Effective Date, both immediately before and immediately after giving effect to this Amendment on such date,

(g) Lessor continues to have a legal, valid and enforceable first priority Lien on the Specified Assets, and

(h) the representations and warranties of such Party contained in the Agreement and the other Operative Documents are true and correct in all material respects on and as of the First Amendment Effective Date (after giving effect to this Amendment) as if made on and as of the First Amendment Effective Date (provided that if any representation or warranty that itself is qualified as to “materiality” or “Material Adverse Effect,” such representation or warranty shall be true and correct in all respects), except where such representations and warranties expressly relate to an earlier date in which case such representations and warranties were true and correct in all material respects as of such earlier date.

SECTION 6. RELEASE. Lessee and the Guarantors hereby waive, release, remise and forever discharge Lessor and each other Indemnified Person from any and all actions, causes of action, suits or other claims of any kind or character, known or unknown, which Lessee or Guarantor ever had, now has or might hereafter have against Lessor or any Indemnified Person which relate, directly or indirectly, to acts or omissions of Lessor or any Indemnified Person on or prior to the date hereof whether arising out of, in connection with, or otherwise relating to, the Agreement, the Leases, this Amendment or any matter in connection with any of the foregoing.

SECTION 7. REFERENCE TO AND EFFECT ON THE OPERATIVE DOCUMENTS; LIMITED EFFECT. From and after the First Amendment Effective Date, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement, and each reference in the other Operative Documents to “the Agreement”, “thereunder”, “thereof” or words of like import referring to the Agreement, shall mean and be a reference to the Agreement as amended hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lessor under any of the Operative Documents, nor constitute a waiver of any provisions of any of the Operative Documents. Except as expressly amended herein all of the provisions and covenants of the Agreement and the other Operative Documents are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

SECTION 8. CONSENT OF GUARANTORS. Each of the Guarantors acknowledges and consents to all of the terms and conditions of this Amendment and agrees that this Amendment does not operate to reduce or discharge such Guarantor’s obligations under the Guarantee or the Operative Documents to which such Guarantor is a party. Each of the Guarantors confirms and agrees that the Guarantee is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of the Amendment, each reference in such Guarantee to the Agreement “thereunder”, “thereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended or modified by this Amendment.

SECTION 9. COUNTERPARTS. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with Lessee and Lessor.

SECTION 10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized representative as of the date first above written.

DB ENERGY TRADING LLC, as Lessor

By:	/s/ William Donnelly
Name: Position: Date:	William Donnelly Director 5/13/13

By:	/s/ Molly Sample
Name: Position: Date:	Molly Sample Director 5/13/13

[Signature page to First Amendment to Amended and Restated Master Lease Agreement]

AGY HOLDING CORP., as Lessee

By:	/s/ Jay W. Ferguson
Name: Position: Date:	Jay W. Ferguson Interim Chief Financial Officer 5/15/13

AGY AIKEN LLC, as Guarantor

By:	/s/ Jay W. Ferguson
Name: Position: Date:	Jay W. Ferguson Interim Chief Financial Officer 5/15/13

AGY HUNTINGDON LLC, as Guarantor

By:	/s/ Jay W. Ferguson
Name: Position: Date:	Jay W. Ferguson Interim Chief Financial Officer 5/15/13

[Signature page to First Amendment to Amended and Restated Master Lease Agreement]